Exhibit 99.2

OCI Partners LP Announces Amendment to First Quarter Distribution Record Date

Nederland, Texas, May 13, 2014 – OCI Partners LP, a Delaware limited partnership (the “Partnership”), announced today that based on the results of the three months ended March 31, 2014, the Board of Directors of the general partner of the Partnership has approved a cash distribution of $0.41 per Common Unit. The cash distribution will be payable on May 29, 2014 to holders of record at the close of business on May 23, 2014 and not on May 22, 2014 as previously communicated.

The amount of our subsequent quarterly cash distributions, if any, will vary depending on our future earnings as well as our cash requirements for working capital and capital expenditures.

About OCI Partners LP

OCI Partners LP (NYSE: OCIP) owns and operates a recently upgraded, integrated methanol and ammonia production facility that is strategically located on the Texas Gulf Coast near Beaumont. The facility currently has a maximum methanol production capacity of 730,000 metric tons per year and a maximum ammonia production capacity of 265,000 metric tons per year.

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Contacts:

Omar Darwazah

Director

Investor Relations

Phone: +1 917-434-7734

omar.darwazah@oci.nl

www.ocipartnerslp.com